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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Glacier Bancorp, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

Billings, Montana
January 20, 2005